Exhibit 10.14
Form of Management Agreement Termination
     This Agreement (this “Agreement”) is entered into as of the [__] day of [______], 2011 by and among Amscan Holdings, Inc. (the “Company”), Berkshire Partners LLC (“Berkshire Partners”), Weston Presidio Service Company LLC (“Weston Presidio” and, together with Berkshire Partners, the “Consultants”) and Advent International Corporation (“Advent”).
     WHEREAS, the Company and Consultants are party to an Amended and Restated Management Agreement dated November 10, 2006 (the “Management Agreement”);
     WHEREAS, the Consultants are party to a Management Fee Agreement with Advent, dated August 19, 2008 (the “Management Fee Agreement”);
     WHEREAS, in connection with the initial public offering of shares of common stock of Party City Holdings Inc., the parent of the Company (the “Initial Public Offering”), the Company and the Consultants desire to terminate all services by the Consultants to the Company as provided in the Management Agreement; and
     WHEREAS, the Management Fee Agreement will terminate pursuant to its terms upon the termination of the Management Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Termination of Management Agreement.
a.	Effective upon the closing of the Initial Public Offering, the Management Agreement will terminate and be of no further force and effect;

b.	In exchange for the termination of the Management Agreement, the Company will pay an aggregate sum of $3.75 million upon the closing of the Initial Public Offering (the “Termination Fee”), which the Company shall pay to the following person in the amounts noted: Berkshire Partners ($ ); Weston Presidio ($ ); and Advent ($ ); and

c.	Upon termination of the Management Agreement, the Management Fee Agreement shall terminate immediately pursuant to its terms, and Advent acknowledges that upon receipt of the sum described in the preceding paragraph no further payments will be owing to it under the Management Fee Agreement.

     2. Consultants — No Further Payments Due. Other than the amounts described in the preceding Section 1, the Consultants hereby waive all accrued and outstanding fees, expenses and other amounts payable by the Company to the Consultants under the Management Agreement, including, without limitation, any transaction fee payable under the Management Agreement.
     3. Representations. Each of the parties signing this Agreement represents and warrants that the execution hereof by such party has been duly authorized by all necessary actions, that the person signing on behalf of such party has been duly authorized to do so, and that this Agreement constitutes a legal, valid and binding obligation of such party and shall inure to the benefit of each party and its respective successors and assigns.
     4. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.
     5. Governing Law. This Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of Law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
     6. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.
     7. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any applicable law in any particular respect or under any particular circumstances, such finding shall in no event invalidate any other provision of this Agreement. This Agreement shall be construed and enforced as if such provision were not contained in this Agreement to the fullest extent possible consistent with expressing the original intent of this Agreement.
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as of the date first above written by its officer or representative thereunto duly authorized.

Amscan Holdings, Inc.

By:
Name:
Title:

Berkshire Partners LLC

By:
Name:
Title:

Weston Presidio Service Company LLC

By:
Name:
Title:

Advent International Corporation

By:
Name:
Title:
[Signature Page to the Termination Agreement]